Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI COMPLETES ACQUISITION OF EVERGREEN TANK SOLUTIONS;

BECOMES LEADER IN RENTAL CONTAINMENT SOLUTIONS IN

PETROCHEMICAL AND INDUSTRIAL END MARKETS

Tempe, AZ – December 11, 2014 – Mobile Mini, Inc. (Nasdaq GS: MINI) today announced that it has completed the previously announced acquisition of Evergreen Tank Solutions (“ETS”), a leading provider of specialty containment solutions, for $405 million in cash.

The combination of the two companies creates a leading provider of both portable storage in North America and the U.K. as well as a leading provider in containment solutions in the North American petrochemical and industrial segments. The acquisition will accelerate the Company’s growth potential by providing capital for ETS to expand into new geographic markets and increase the size of its highly utilized fleet as well as additional rental opportunities for Mobile Mini’s existing core products to ETS’ valuable industrial customers.

ETS will continue to operate as a separate subsidiary under the ETS name. Guy Huelat, CEO and President of ETS, will become an Executive Vice President of Mobile Mini and President of ETS.

“We are pleased that ETS’ strong management team has all agreed to stay on and help us grow both ETS and Mobile Mini on behalf of our customers, employees and shareholders,” said Erik Olsson, Mobile Mini’s President and Chief Executive Officer. “Given the complementary nature of ETS’ products to our own core portable storage products and the overlap in customer groups and revenue synergy opportunities, we are very excited about the potential of this acquisition.”

The business has a fleet of over 10,000 units comprised predominantly of steel tank containers, roll-off and vacuum boxes and stainless steel tank trailers. ETS has proven expertise in downstream energy markets with numerous blue chip customers, as well as significant industrial exposure. Mobile Mini expects modest cost synergies to be achieved as a result of the transaction. The acquisition is expected to be accretive to Mobile Mini’s free cash flow and earnings per share in 2015.

Mr. Olsson continued, “We have been working hard to close this transaction as quickly as possible while keeping our focus on both underlying businesses. We will move quickly to realize the true potential of this valuable acquisition as we continue to provide world class products and services to our customers and returns to our shareholders.”

About Mobile Mini

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index. For more information visit www.mobilemini.com.

Forward Looking Statements

This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current information and expectations, which involve a number of risks and uncertainties that could cause actual results to differ materially. The forward-looking statements herein include statements regarding the company’s ability to grow and the company’s plans and expectations regarding the acquisition and its accretiveness, ability to leverage our presence, ability to realize cost synergies, demand trends, future financial results, business strategy, and objectives of management for future operations. In particular, these risks and uncertainties include difficulties in integrating the acquired operations; the possibility that expected growth and value will not be realized; and the uncertainty of business/economic conditions and the related growth trends. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expand,” “establish,” “expect,” “intend,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology and expressions to identify forward-looking statements. Therefore the company cautions you to not unduly rely on these forward-looking statements and encourages you to understand the risks and uncertainties described herein and as stated in the “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP & CFO Mobile Mini, Inc. (480) 477-0241 www.mobilemini.com		The Equity Group Inc. Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609

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